Exhibit 4.4

THE SECURITIES REPRESENTED HEREBY AND THE SHARES OF EQUITY SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE SECURITIES ACT, OR UNLESS SOLD IN FULL COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT.

ELLIPSE TECHNOLOGIES, INC.

EQUITY SECURITIES WARRANT

Warrant No.	September 20, 2010

FOR VALUE RECEIVED, Ellipse Technologies, Inc., a Delaware corporation (the “Company”), hereby grants to                      and permitted successors and assigns (“Holder”), the right to purchase up to and including a number of fully paid and non-assessable shares (the “Warrant Shares”) of the Company’s equity securities at a price per share as set forth below. The amount and kind of equity securities obtainable pursuant to the rights granted hereunder and the exercise price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant. The date of issuance of this Warrant (the “Date of Issuance”) is as set forth above. The amount and kind of Warrant Shares obtainable pursuant to the rights granted hereunder and the exercise price for such Warrant Shares are subject to adjustment pursuant to the provisions contained in this Warrant. This Warrant is issued pursuant to a Note and Warrant Subscription Agreement dated as of September 20, 2010 (the “Agreement”), and is subject to the provisions thereof. If any dispute arises between the terms of the Agreement and the terms of this Warrant, the terms of the Agreement shall prevail. Capitalized terms used but not defined herein have the meanings given thereto in the Agreement.

This Warrant is subject to the following provisions:

1.        Exercise of Warrant.

1.1        Exercise of Warrant.

(a)         Generally. If the Next Financing does not occur prior to the Maturity Date (as defined in the Agreement), the Warrants shall be exercisable for the number of shares of Series B Preferred Stock equal to the quotient of (i) twenty percent (20%) of the Note Principal Amount (as defined in the Agreement) owed to the Holder (the “Warrant Value”) on the Maturity Date divided by (ii) the Series B Conversion Price (as defined in the Agreement).

(b)        Exercise upon Next Financing. At the closing of the Next Financing (as defined in the Agreement), this Warrant shall automatically become exercisable into a number of shares of Next Financing Stock (as defined in the Agreement) to be determined by dividing (i) twenty percent (20%) of the Warrant Value on the Next Financing Conversion Date (as defined in the Agreement), by (ii) the Next Financing Conversion Price (as defined in the Agreement), and the issuance of such shares upon exercise of the Warrant shall be upon and subject to the same terms and conditions applicable to Next Financing Stock.

(c)         Exercise upon Change of Control. In the event of Change of Control (as defined in the Agreement) before the Next Financing, this Warrant shall automatically become exercisable into a number of Series B Shares (as defined in the Agreement) to be determined by dividing (i) the Warrant Value on the Change of Control Conversion Date (as defined in the Agreement), by (ii) the Series B Conversion Price (as defined in the Agreement), and the issuance of such shares upon exercise of the Warrant shall be upon and subject to the same terms and conditions applicable to Series B Shares.

(d)         Exercise upon IPO. In the event of an IPO before the Next Financing, this Warrant shall automatically become exercisable into a number of shares of Common Stock to be determined by dividing (i) the Warrant Value on the IPO Conversion Date (as defined in the Agreement), by (ii) the IPO Conversion Price (as defined in the Agreement).

1.2         Exercise Price. The exercise price for the purchase of each Warrant Share under this Warrant (the “Exercise Price”) shall be the Next Financing Conversion Price if the Warrant is exercisable into Next Financing Stock, the Series B Conversion Price if the Warrant is exercisable into Series B Shares, or the IPO Warrant Exercise Price (as defined in the Agreement) if the Warrant is exercisable into Common Stock.

1.3         Exercise Period. Subject to the Warrant becoming exercisable into Next Financing Stock, Series B Preferred Stock or Common Stock as described above, this Warrant shall vest and be exercisable, at any time through and including the fifth (5th) anniversary of the Date of Issuance of the Warrant (the “Exercise Period”). In the event of a Change of Control, the Company shall notify the Holder in writing at least ten (10) days prior to the consummation of such event or transaction and, notwithstanding anything to the contrary above, the Warrant shall be exercisable during such ten (10) day period.

1.4         Exercise Procedure.

      (a)         This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the “Exercise Time”):

(i)         a completed Exercise Notice, as described in Section 1.6, executed by the Holder exercising all or part of the purchase rights represented by this Warrant;

(ii)         this Warrant; and

(iii)         payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased, at the election of the Holder, by wire transfer or certified check payable to the order of the Company (unless this Warrant is being exercised pursuant to the Cashless Exercise provisions set forth below). The person or persons in whose name(s) any certificate(s) representing Warrant Shares shall be issuable, upon exercise of this Warrant, shall be deemed to have become the holders(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Warrant Shares represented.

      (b)         Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company to the Holder within five (5) business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall within such five-day period, deliver such new Warrant to the person designated for delivery in the Exercise

Notice.

(c)         The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Holder at the Exercise Time, and the Holder shall be deemed for all purposes to have become the record holder of such shares of Next Financing Stock, Series B Shares or Common Stock at the Exercise Time.

(d)         The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares (other than any transfer taxes resulting from the issuance of Warrant Shares to any person other than the Holder).

(e)         The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

(f)         The Company shall at all times reserve and keep available out of its authorized but unissued Next Financing Stock, Series B Shares or Common Stock such number of Warrant Shares issuable upon the full exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges and not subject to the pre-emptive rights of any holder of common stock or any other class or series of stock of the Company. The Company shall not take any action which would cause the number of authorized but unissued shares of Next Financing Stock, Series B Shares or Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrant.

1.5        Cashless Exercise. Notwithstanding the provisions of Section 1.4(a)(iii) requiring payment by wire transfer or check, the Company agrees that, unless otherwise prohibited by law, Holder shall have the right at any time and from time to time to exercise this Warrant in full or in part on a cashless basis, computed using the following formula:

                                 X = Y (A - B)

                                             A

Where:

X = The number of Warrant Shares to be issued to the Holder pursuant to this cashless exercise;

Y = The number of Warrant Shares in respect of which the net issue election is made;

A = The Fair Market Value (as defined below) of one Warrant Share at the time the cashless exercise election is made; and

B = The Exercise Price (as adjusted to the date of the cashless exercise).

The term “Fair Market Value” shall mean the per share fair market value of the class of Warrant Shares as determined in good faith by the Company’s Board of Directors.

1.6        Exercise Notice. Upon any exercise of this Warrant, the Holder shall deliver to the Company an Exercise Notice in substantially the form set forth on Exhibit A hereto.

1.7         No Fractional Shares. If a fractional share of Warrant Shares would, but for the provisions of this Section 1.7, be issuable upon exercise of the rights represented by this Warrant, the Company shall, at the Holder’s option, round up the number of shares delivered to the Holder to the nearest whole share.

2.        Antidilution and other Adjustments.

2.1        Underlying Antidilution Protection. Each Warrant Share exercisable into Next Financing Stock or Series B Shares, when and if issued upon the exercise of this Warrant, shall receive the benefit of any antidilution adjustments made to the Next Financing Stock and Series B Shares at any time from and including the Date of Issuance through and including the Exercise Time for such Warrant Shares.

2.2        Stock Splits, etc. The number of Warrant Shares and the Exercise Price shall be equitably adjusted in the event that, at any time during the Exercise Period, the number of outstanding shares of Next Financing Stock, Series B Shares or Common Stock, as the case may be, is (i) increased by a subdivision or split-up of shares or payment of a dividend in shares or a distribution in shares, or (ii) decreased by a combination of shares.

2.3        Capital Reorganizations and Other Reclassifications. In case of any capital reorganization of the Company, or of any reclassification of the shares of Next Financing Stock, Series B Shares, or Common Stock, this Warrant shall, after such capital reorganization or reclassification, be exercisable, upon the terms and conditions specified in this Warrant, for the kind, amount and number of shares or other securities, assets, or cash to which a holder of the number of shares of Next Financing Stock, Series B Shares or Common Stock purchasable (at the time of such capital reorganization, reclassification) upon exercise of such Warrant would have been entitled to receive upon such capital reorganization or reclassification; and in any such case, if necessary, the provisions set forth in this Section 2 with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly equivalent as possible, to any shares or other securities, assets, or cash thereafter deliverable on the exercise of this Warrant.

3.         Covenants of the Company.

3.1         Covenants as to Shares. The Company covenants and agrees that all shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof.

3.2         No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation, as amended, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

3.3         Notice of Record Date. The Company shall give notice to the Holder in the event of: (a) any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or (c) any voluntary or involuntary dissolution, liquidation or winding up of the Company. The Company will mail such notice to the Holder of this Warrant at least ten (10) days prior to the earliest date specified therein, specifying: (y) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; or (z) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

4.        No Rights as Stockholder. Prior to the exercise of this Warrant, the Holder of this Warrant shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any pre-emptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein or in the Agreement or as otherwise agreed.

5.        Transfer of Warrant. The securities represented hereby and the Warrant Shares issuable upon exercise hereof have not been registered under the Securities Act and may not be offered, sold or otherwise transferred, pledged or hypothecated (other than to an affiliate of the Holder) in the absence of a registration statement in effect with respect to such securities, or delivery of an opinion of counsel in form and substance satisfactory to the Company that such offer or sale or transfer, pledge or hypothecation is in compliance with the Securities Act, or unless sold in full compliance with an exemption under the Securities Act.

6.        Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company or, in the case of any such mutilation upon surrender of such Warrant, the Company shall execute and deliver in lieu of such Warrant a new Warrant of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

7.        Miscellaneous.

7.1        Successors and Assigns. The rights and obligations of Company and the Holder of this Warrant shall be binding upon and benefit the permitted successors, assigns, heirs, administrators and transferees of the parties.

7.2        Waivers and Amendments. This Warrant may be amended, modified or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by the Company and the Holders holding Warrants with the right to purchase more than fifty percent (50%) of the Warrant Shares under all the Warrants issued under the Agreement. Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

7.3         Governing Law, Venue. This Warrant shall be governed by the laws of the State of California, and the laws of such state (other than conflict of laws principles) shall govern the construction, validity, enforcement and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement and interpretation hereof. The Parties hereto agree that any suit or proceedings arising under this Warrant, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the County of Orange, California.

7.4         Entire Agreement. This Warrant and the exhibits hereto constitute the entire agreement between the Company and the Holder with respect to the subject matter hereof.

7.5         Notices. Any notice, approval, request, authorization, direction or other communication under this Warrant shall be given in writing and shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered personally to the party to whom the same is directed or transmitted by facsimile with confirmation of receipt, (ii) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt, or (iii) three (3) business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, at the address of the party set forth on the signature page of the Agreement (or at such other address as may be communicated to the notifying party in writing pursuant to this provision).

7.6         Validity. If any provision of this Warrant shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Dated:	ELLIPSE TECHNOLOGIES, INC.

By:
[Name]
[Title]

Address:

EXHIBIT A

EXERCISE NOTICE

To: ELLIPSE TECHNOLOGIES, INC.

By checking the appropriate line, the undersigned, pursuant to the provisions set forth in the attached Warrant:

Hereby agrees to subscribe for the purchase of of the Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

Hereby represents that it is an accredited investor within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended to date and as modified by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Dated:
(Signature)

(Print Name)

(Street Address)

(City) (State) (Zip Code)